EXHIBIT 10.5

                               THIRD AMENDMENT
                                      TO
                          SAVE PROGRAM FOR EMPLOYEES
                          OF VISKASE COMPANIES, INC.

                          January 1, 2000 Restatement

   The Save Program for Employees of Viskase Companies, Inc., established effective January 31, 1991, as amended and restated effective January 1, 2000, is hereby further amended, effective as of January 1, 2005, in the following respects:

     1. Section 1.1 of the Plan is amended by adding the following definition, to provide as follows:

   A "Company Retiree Contribution" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions, Company Fixed Contributions, Company Variable and Qualified Nonelective Contributions.


     2.  Section 6.1 of the Plan is amended to provide as follows:

   6.1   Contribution Period

   The Contribution Periods for Employer Contributions shall be as follows:

   (a) The Contribution Period for Matching Contributions under the Plan is each payroll period.

   (b) The Contribution Period for Qualified Nonelective Contributions under the Plan is each Plan Year.

   (c) The Contribution Period for Company Fixed Contributions under the Plan is each pay period.

   (d) The Contribution Period for Company Variable Contributions under the Plan is each Plan Year.

   (e) The Contribution Period for Company Retiree Contributions under the Plan is each Plan Year.

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     3.  A new Section 6.9 is added to Article VI of the Plan (and existing sections renumbered accordingly), to provide as follows:

   6.9   Amount and Allocation of Company Retiree Contributions

   Each Employer shall make a Company Retiree Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Company Retiree Contributions described in this Article. The amount of such Company Variable Contribution shall be equal to $1,000 for the Contribution Period. Loudon Union employees shall not be eligible to receive this contribution.

     4. Section 6.12 (formerly Section 6.11) of the Plan is amended to provide as follows:

   6.12  Allocation Requirements for Employer Contributions

   A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Company Variable Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the last day of the Contribution Period. Also, a person who retires, dies or becomes disabled during the Contribution Period shall receive a pro-rata share of the Company Retiree Contribution.

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Company Fixed Contributions for such Contribution Period.

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Matching
   Contributions for such Contribution Period.

   A person who was an Eligible Employee at any time during a Contribution Period shall be eligible to receive an allocation of Qualified Nonelective Contributions for such Contribution Period.

   A person who was an Eligible Employee during a Contribution Period shall be eligible to receive an allocation of Company Retiree Contributions for such Contribution Period only if he is employed by an Employer or a Related Company on the first and last day of the Contribution Period. Also, a person who retires, dies or becomes disabled or is terminated by the company employment for reasons other than cause during the Contribution Period shall receive a pro-rata share of the Company Retiree Contribution.

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     5.  Section 6.13 (formerly Section 6.12) of the Plan is amended to provide as follows:

   6.13  Vesting of Employer Contributions

   A Participant's vested interest in his Qualified Nonelective and Qualified Matching Contributions Sub-Accounts shall be at all times 100 percent.

   A Participant's vested interest in his Company Fixed, Company Variable and Regular Matching Contributions Sub-Accounts shall be zero percent until the Participant has completed three years of Vesting Service at which time his vested interest in his Company Fixed and Regular Matching
   Contributions Sub-Accounts shall be 100 percent.

   A Participant's vested interest in his Company Retiree Contributions Sub-Account shall be zero percent until the Participant has completed five years of Vesting Service at which time his vested interest in his Company Retiree Contributions Sub-Account shall be 100 percent.

   Notwithstanding the foregoing, if a Participant is employed by an Employer or a Related Company on his Normal Retirement Date, the date he becomes Disabled, the date he dies, or the date he is terminated by the company for reasons other than cause his vested interest in his Company Fixed, Company Variable, Company Retiree and Regular Matching Contributions Sub-Accounts shall be 100 percent.

     6.  Section 7.13 of the Plan is amended to provide as follows:

   7.13  Code Section 415 Limitations on Crediting of Contributions and
         Forfeitures

   Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) $30,000 (adjusted as provided in Code Section 415(d)) or (ii) 25 percent of the Participant's compensation, as defined in Code Section 415(c)(3) and regulations issued thereunder, for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". If the "annual addition" to the Account of a Participant in any "limitation year" would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made to the Participant's Account to the extent necessary in the following order:

      After-Tax Contributions made by the Participant for the "limitation year" that have not been matched, if any, shall be reduced.

      After-Tax Contributions made by the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

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      Tax-Deferred Contributions made on behalf of the Participant for the
      "limitation year" that have not been matched, if any, shall be reduced.

      Tax-Deferred Contributions made on behalf of the Participant for the "limitation year" that have been matched, if any, and the Matching Contributions attributable thereto shall be reduced pro rata.

      Company Fixed Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

      Company Retiree Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

      Company Variable Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

      Forfeitures otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

      Qualified Nonelective Contributions otherwise allocable to the Participant's Account for the "limitation year", if any, shall be reduced.

   The amount of any reduction of Tax-Deferred or After-Tax Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Employer Contributions shall be deemed a forfeiture for the "limitation year".

   Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the "limitation year" and shall be applied against the Employer's contribution obligation for the next following "limitation year" (and succeeding "limitation years", as necessary). If a suspense account is in existence at any time during a "limitation year", all amounts in the suspense account must be applied against the Employer's contribution obligation before any further contributions that would constitute "annual additions" may be made to the Plan. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust.

   For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation (as defined in Code Section 415(c)(3) and regulations issued thereunder), a reasonable error in determining the amount of "elective contributions" that may be made with respect to any Participant under the limits of Code Section 415, or other limited facts and circumstances that justify the availability of the provisions set forth above.

     7. The first paragraph of Section 12.1 of the Plan is amended to provide as follows:

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     A Participant who is a party in interest as defined in ERISA Section
     3(14) may make application to the Administrator for a loan from his Account, other than from assets invested in the Employer stock Investment Fund and from his Company Variable and Company Retiree Contributions Sub-Accounts. Such assets shall be used solely to calculate the Participant's vested interest in his Participant Account. Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan.


     8.  Section 14.3(a) of the Plan is amended to provide as follows:

   14.3  Treatment of Forfeited Amounts

   Whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be disposed of as follows:

   (a) The portion of such forfeiture that is attributable to Company Fixed, Company Variable or Company Retiree Contributions, if any, shall be allocated among the Accounts of Participants who are Eligible Employees during the Plan Year in which the forfeiture is being allocated, are employed by the Employer for which the Participant whose Account is being forfeited last performed services, and have met the allocation requirements for Company Fixed Contributions described in Article VI. Any forfeited amounts shall be allocated in the ratio which an eligible Participant's Compensation for the Plan Year from the Employer for which the Participant whose Account is being forfeited last performed services bears to the aggregate of such Compensation for all such eligible Participants. Forfeitures credited to a Participant's Account hereunder shall be credited to his Company Fixed Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Company Fixed Contributions Sub-Account shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to
        Article VI.

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     EXECUTED at __________________, _________ this _______ day of

______________________________, _____________.

                     VISKASE COMPANIES, INC.

                      By:______________________________________

                          Title:_______________________________